EXHIBIT 10.1

NATIONAL FINANCIAL COMMUNICATIONS CORP.

CONSULTING AGREEMENT

AGREEMENT made as of the 9th day of February, 2005 by and between Magic Lantern Group, Inc., maintaining its principal offices at 1075 North Service Rd. West, Suite 27, Oakville, Ontario L6M 2G2 (hereinafter referred to as "client") and National Financial Communications Corp. DBA/OTC Financial Network, a Commonwealth of Massachusetts corporation maintaining its principal offices at 300 Chestnut St, Suite 200, Needham, MA  02492 (hereinafter referred to as the "Company").

W I T N E S S E T H :

WHEREAS, Company is engaged in the business of providing and rendering marketing services, investor relations communication, public relations and other communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Company for the purpose of obtaining marketing services, investor relations communication, public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I.

Engagement of Company.  Client herewith engages Company and Company agrees to render to Client: direct an indirect marketing services, public relations, communications, advisory and consulting services.

A.

The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client.  Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the company and governed and restricted pursuant to federal and state regulatory statutes now in effect and as amended from time to time.

B.

Client acknowledges that Company will devote such time as it reasonably necessary to perform the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

II.

Compensation and Expense Reimbursement.

A.

Client will pay the Company, as compensation for the services provided for in this Agreement and as set forth in the attached Statement of Work and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

B.

In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Company shall be entitled to receive from Client a "Transaction Fee", as a result of any Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is solely introduced to, or put in contact with, Client by Company, or by which Client has been introduced to, or has been put in contact with, by Company.  A "Transaction" shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to other or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture , commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities.  To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one year period following the expiration of this Agreement, provided however that the Company actively contributes to the consummation of any subsequent funding to the sole satisfaction of the Client, in writing.

The calculation of a Transaction Fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 5% (five percent) of the dollar value of the Transaction.  Such fee shall be paid at the closing of the Transaction.

III.

Term and Termination.  This Agreement shall be for a period of one year commencing February 1, 2005 and terminating January 31, 2006.  If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional three months.  Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party after the first 90 days.

IV.

Treatment of Confidential Information.  Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information").  The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

V.

Representation by Company of other clients.  Client will not consent to the Company rendering: marketing services, direct or indirect, public relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

A

The Company hereby represents and warrants/covenants that:

i.

The Company has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions.  This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

ii.

The Company or any of its affiliates and investment partners has not, will not and will cause any person or entity, directly or indirectly, to engage in "short sales" of the Client's capital stock as long as this Agreement remain in effect.

iii.

In the performance of its duties under this Agreement, the Company, its employees and affiliates will comply with all applicable federal and state laws and regulations.

iv.

Neither the Company nor any of its employees or affiliates has violated any state or federal securities laws.

VI.

Mutual Indemnification.  Both parties hereby acknowledge that each party, in the performance of their duties, will be required to rely upon the accuracy and completeness of information supplied to it by each other's officers, directors, agents and/or employees.  Each party hereby agrees to indemnify, hold harmless and defend the affected party, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by either the Client or the Company.

VII.

Independent Contractor.  It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder.  Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees.  Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

VIII.

Non-Assignment.  This Agreement shall not be assigned by either party without the written consent of the other party.

IX.

Notices.  Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

X.

Entire Agreement.  The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

XI.

Modification and Waiver.  This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

XII.

Law to Govern; Forum for Disputes.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws.  Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.  In the event of delinquent fees owed to the Company, Client will be responsible for all fees associated with the collection of these fees.  In the event of services owed to the Client and paid for by the Client and not fulfilled, said fees or expenses associated with any service or obligation said be reimbursed back to the Client.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

National Financial Communications Corp.

By:  /s/ Geoffrey Eiten

Febraury 4, 2005

Geoffrey Eiten, President

Date

Magic Lantern Group, Inc.

By  /s/  Robert A. Goddard

February 9, 2005

Robert A. Goddard, CEO

Date

SCHEDULE A-1

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES.

In consideration of the signing of this Agreement and the Company's promise to perform specific tasks as outlined in subsequent Statement(s) of Work, the Client will issue a Common Stock Purchase Warrant to the Company to purchase 750,000 shares of the common stock, $0.01 per share, of Magic Lantern Group, Inc., a New York corporation, such Warrant to be exercisable as set forth therein.  The exercise price of the exercisable portion of the Warrant shall be determined by the average closing price of the Common Stock for the ten day preceding the acceptance of the Statement of Work by the Marketing Committee of the Client's Board of Directors.

I.

Fees:

A.

For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Company the sum of $5,000 per month payable in cash or cash equivalents for the base retainer of the Investor Relations program.

In addition, this master contract will be implemented in stages by the SOW (Statement of Work) that is attached hereto.

B.

Client shall also reimburse Company for all reasonable and necessary out-of-pocket expense incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses.  Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior written approval of the Client.  Company agrees that any travel or other appropriate expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred.  Shares will be accepted for payment of expenses in the same manner as the base fee per month in Paragraph A above.

National Financial Communications Corp.

By:  /s/ Geoffrey Eiten

Febraury 4, 2005

Geoffrey Eiten, President

Date

Magic Lantern Group, Inc.

By  /s/  Robert A. Goddard

February 9, 2005

Robert A. Goddard, CEO

Date

STATEMENT OF WORK

National Financial Communications of Needham, Massachusetts ("NFC") hereby proposes to perform the following services (the "Services") in connection with and in accordance with the terms of that certain Consulting Agreement dated February 9, 2005.

Services:
1.	$
2.	$
3.	$
Total Cost

Investment Representations:

Whereas NFC is receiving shares of the common stock of Magic Lantern Group, Inc. (the "Shares") as consideration, or partial consideration, for the Services, NFC hereby represents, warrants and acknowledges that:

1.

Organization; Authority.  NFC is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by NFC of the transactions contemplated by this Statement of Work have been duly authorized by all necessary corporate or similar action on the part of NFC.

2.

General Solicitation.  NFC is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.

No Public Sale or Distribution.  NFC  is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933 ("Securities Act"); provided, however, that by making the representations herein, NFC does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  NFC is acquiring the Shares hereunder in the ordinary course of its business.  NFC does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

4.

Accredited Investor Status.  NFC is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  NFC is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934.

5.

Reliance on Exemptions.  NFC understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and NFC's compliance with, the representations, warranties, agreements, acknowledgments and understandings of NFC set forth herein in order to determine the availability of such exemptions and the eligibility of NFC to acquire the Shares.

6.

Information.  NFC and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by NFC.  NFC and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  NFC understands that its investment in the Shares involves a high degree of risk.  NFC has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

7.

No Governmental Review.  NFC understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

8.

Experience of NFC.  NFC, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in development stage digital media companies, so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  NFC is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

NATIONAL FINANCIAL COMMUNICATIONS

MAGIC LANTERN GROUP, INC.

CORP.

______________________________________

___________________________________

By:

By:

Its:

Its: